SECURITIES AND EXCHANGE

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2004

Tom Brown, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-31308	95-1949781
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(Commission File Number)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

555 SEVENTEENTH STREET, SUITE 1850 DENVER, COLORADO		80202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(303) 260-5000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Tom Brown, Inc. press release dated February 18, 2004, entitled

“TOM BROWN, INC.  REPORTS RECORD PRODUCTION AND EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR 2003; FOURTH QUARTER PRODUCTION INCREASES BY 37%, EARNINGS INCREASE BY 245%”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2004	Tom Brown, Inc.

By: /s/ Daniel G. Blanchard
Daniel G. Blanchard
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

By: /s/ Richard L. Satre
Richard L.Satre
Controller
(Principal Accounting Officer)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Company issued the following press release:

TOM BROWN, INC. REPORTS RECORD PRODUCTION AND EARNINGS FOR
THE FOURTH QUARTER AND FULL YEAR 2003;
FOURTH QUARTER PRODUCTION INCREASES BY 37%, EARNINGS
INCREASE BY 245%

DENVER, February 18, 2004 – Tom Brown, Inc. (NYSE:  TBI) today reported results from operations for the fourth quarter and year ended December 31, 2003.  For the three months ended December 31, 2003, the Company reported net income of $25.5 million or $0.54 per share (all per share amounts are on a diluted basis) compared to $7.4 million or $0.18 per share for the fourth quarter of 2002.  The increase in this quarter’s earnings compared to last year’s fourth quarter is due primarily to a 37% increase in production and a 52% increase in the Company’s realized natural gas price.

The Company reported income before the cumulative effect of the changes in accounting principles for 2003 of $83.7 million or $1.97 per share as compared to income of $9.9 million or $0.25 per share for 2002.  The Company reported net income for 2003 of $82.7 million or $1.95 per share compared to a net loss of $8.2 million or $0.20 per share for 2002.  The increase in 2003 earnings primarily relates to higher production and commodity prices.

Discretionary cash flow for the fourth quarter of 2003 totaled $82.1 million (see reconciliation below to net cash provided by operating activities of $77.6 million) an increase of 90% from the $43.1 million in the corresponding period of 2002.  For the full year 2003, discretionary cash flow from operations totaled $275.3 million (see reconciliation below to net cash provided by operating activity of $237.3 million) a 113% increase from the $129.4 million in 2002.

“We are very proud of what was accomplished this year and excited by our potential to continue to create shareholder value well out into the future,” stated Jim Lightner, Tom Brown, Inc.’s Chairman, CEO and President.  “We had tremendous success in our acquisition, exploitation and exploration efforts in 2003 which resulted in record production, earnings, discretionary cash flow and reserve additions.  TBI’s dominant positions in multiple prolific natural gas provinces and our consistent strategy of low cost exploitation, quality acquisitions and “unconventional gas” exploration have allowed us to establish a diverse and extensive North American onshore project inventory that affords multiple opportunities for continuing the Company’s growth.”

The following table summarizes the Company’s net production and commodity price realizations for the 2003 and 2002 periods ended December 31:

	Three Months Ended			Year Ended
	12/31/03	12/31/02	Change	12/31/03	12/31/02	Change
Production

Natural gas (Bcf)	24.4	17.6	39%	81.3	72.2	13%
Oil (MBbls)	337	200	69%	1,058	843	26%
NGLs (MBbls)	343	301	14%	1,445	1,382	5%
Equivalent (Bcfe)	28.4	20.7	37%	96.3	85.5	13%

Realized Prices

Natural gas ($/Mcf)(1)	$4.16	$2.73	52%	$4.07	$2.19	86%
Oil ($Bbl)	29.11	25.22	15%	29.05	23.41	24%
NGLs ($/Bbl)	19.08	17.86	7%	18.38	12.05	53%

(1) Includes the effects of hedging

Fourth quarter 2003 production averaged 309.2 million cubic feet equivalent per day (Mmcfepd), as compared to 224.5 Mmcfepd for the same quarter in 2002.  The significant increase in production is attributable to the acquisition of Matador Petroleum which closed June 27, 2003 and successful drilling results.  For the full year of 2003, the Company’s production volumes averaged 263.8 Mmcfepd, a 13% increase over the 234.3 Mmcfepd in 2002.

Natural gas, oil and natural gas liquids sales for the fourth quarter of 2003 totaled $117.8 million, an increase of $59.2 million, or 101% higher than the prior year’s comparable period.  The increase in sales is a result of higher production and commodity prices.  For the full year 2003 natural gas, oil and natural gas liquids sales totaled $387.7 million, an increase of $193.4 million, or 100% higher than 2002.

Production expense on a unit of production basis (the expense divided by equivalent production for the period) for the fourth quarter of 2003 and 2002 averaged $0.42 per Mcfe and $0.38 per Mcfe, respectively.  Production taxes in the fourth quarter of 2003 averaged $0.35 per Mcfe, $0.12 per Mcfe greater than the fourth quarter of 2002 due to higher commodity prices.  The sum of production expense, production taxes, general and administrative, interest expense and other totaled $1.36 per Mcfe in the fourth quarter of 2003, $0.30 per Mcfe higher than the prior year’s comparable period.  Gas, oil and natural gas liquids sales of $4.14 per Mcfe less the sum of the expenses referred to in the previous sentence equals $2.78 per Mcfe in the most recently completed quarter and was $1.00 per Mcfe higher than the comparable period of 2002 due to higher commodity prices, partially offset by higher costs.

Marketing and trading margin for the fourth quarter of 2003 was a loss of $0.6 million as compared to profit of $1.9 million in the prior year’s fourth quarter.  The margin was lower primarily because the spread between Rockies and Mid-Continent natural gas basis differentials was tighter in the current period resulting in a reduced margin on the natural gas moved by the Company on its firm transportation into the Mid-Continent market.  Gathering and processing margin was $2.9 million for the fourth quarter of 2003 compared to $3.7 million for the previous year’s fourth quarter. The decline in margin was due to lower volumes in the Company’s Wind River gathering system.  In total the Company’s marketing, trading, gathering and processing margins were $2.3 million for the fourth quarter of 2003 and $5.6 million for the corresponding period of the previous year.

Other Items

Tom Brown’s fourth quarter 2003 financial results include a charge of $7.8 million ($4.9 million after tax) for the impairment of certain oil and gas properties at the Company’s James Lime play in East Texas.  The impairment represents the excess of the Company’s carrying cost of the fields over the estimated fair value of the related proved oil and natural gas reserves as of December 31, 2003.

Full-year and fourth quarter 2003 income tax expense included a $6.5 million deferred tax benefit attributable to the effect on our deferred tax liabilities of a reduction in Canadian tax rates enacted in 2003.

Outlook for 2004

The following statements provide a summary of certain estimates for the first quarter and full year of 2004 based on current expectations.  Tom Brown’s exploration and development capital expenditures (excluding acquisitions) for the full-year 2004 are expected to be in the range of $275 - $325 million, which include approximately 75%-80% for development activities and the remainder for leasing and exploration activities.  Tom Brown anticipates that its planned capital spending will be less than its discretionary cash flow.

Cash flow in excess of the estimated capital spending program will be utilized to acquire properties, fund additional drilling activity or reduce debt.

Based upon the anticipated range of capital spending, Tom Brown’s full-year 2004 production is expected to total approximately 114-117 Bcfe (89% natural gas).  The mid-point estimate for the first quarter 2004 production is 28.4 Bcfe as summarized in the following table.

	First Quarter 2004
	U.S.	Canada	Total

Natural gas (Mcfpd)	255,000	17,500	272,500
Natural gas liquids (Bnglpd)	2,850	550	3,400
Oil (Bopd)	2,750	450	3,200

Total equivalent (Mcfepd)	288,600	23,500	312,100

Total production (Mmcfe)	26,300	2,100	28,400

The Company owns and operates certain mid-stream gathering and processing assets and periodically markets third party natural gas in areas of its operations.  The Company expects the gathering, processing and marketing margins to average $2.5-$3.0 million per quarter in 2004.

Estimates for exploration expense are $9-$11 million for the first quarter of 2004 and $30-$35 million for the entire year, including estimated dry hole expense. Actual dry hole expense will likely differ based on the timing and results of the exploratory wells drilled.  Based on our estimated production, other operating expenses for 2004 are expected to fall within the ranges summarized below:

OPERATING COSTS/Mcfe:
Lease operating expense	$ 0.43	-	$ 0.46
General and administrative expense	0.24	-	0.26
Interest expense and other	0.20	-	0.22
Depreciation, depletion and amortization	1.20		1.23
Production taxes (% of oil and gas revenues)	8.5%	-	9.5%

Tom Brown has natural gas hedges in the form of costless collars and swaps in place at various pipeline delivery points (i.e., includes location differentials) that are summarized below:

	Natural Gas Collars		Natural Gas Swaps
Location/Period	Volume in Mmbtu/d	Weighted Average Floor/Ceiling ($/Mmbtu)	Volume in Mmbtu/d	Weighted Average Price ($/Mmbtu)

Full-year 2004:
Canada	3,600	4.69/5.76	5,000	4.51
Rockies (Colorado/Wyoming)	53,600	4.07/5.74	20,000	4.77
Southern Region (Texas)	42,300	4.51/7.12	13,100	5.08
Total 2004	99,500	4.28/6.32	38,100	4.84

The Company’s management will host a conference call tomorrow,  Thursday,  February 19, 2004 at 1:00 p.m. Mountain Time to review the fourth quarter and 2003 results.  The dial-in number to participate in the call is 800-399-0117 (U.S.) or 706-679-3393 (International), or the call can be accessed live in a listen-only mode by following the link from the Company’s website www.tombrown.com.

Tom Brown, Inc. is a Denver, Colorado based independent energy company engaged in the exploration for, and the acquisition, development, production and marketing of natural gas, natural gas liquids and crude oil in North America.  The Company’s common stock is traded on the NYSE under the symbol TBI.

Contact:	Tom Brown, Inc.
Mark Burford
Director of Investor Relations
(303) 260-5146

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on certain assumptions and analyses made by the Company in light of its experience, on general economic and business conditions and expected future developments, many of which are beyond the control of the Company.  Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, environmental risks, operating risks, risks related to exploration and development, effective integration of acquired operations and properties, the ability of the Company to meet its stated business goals and other risk factors as described in the Company’s 2002 Annual Report and Form 10-K as filed with the Securities and Exchange Commission.  As a result of those factors, the Company’s actual results may differ materially from those indicated in or implied by such forward-looking statements.

# # # # #

TOM BROWN, INC. AND SUBSIDIARIES

Consolidated Summary Income Statement (Unaudited)

Three and Twelve Months Ended December 31, 2003 and 2002

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
	(in thousands, except per share amounts)
Revenues:
Gas, oil and natural gas liquids sales	$117,810	$58,597	$387,672	$194,276
Gathering and processing	4,911	6,019	19,912	20,467
Marketing and trading	9,188	11,860	37,022	58,899
Drilling	7,103	4,730	19,857	14,347
Gain on sale of properties	—	110	—	4,114
Interest income and other	415	(186)	3,144	(2,835)
Total revenues	139,427	81,130	467,607	289,268

Costs and expenses:
Gas and oil production	11,965	7,834	41,901	32,151
Taxes on gas and oil production	10,006	4,792	33,133	16,621
Gathering and processing costs	1,993	2,338	7,303	6,918
Trading	9,830	9,919	37,232	53,623
Drilling operations	5,922	4,470	16,890	13,763
Exploration costs	8,106	7,489	29,459	22,824
Impairment of leasehold costs	3,008	1,391	7,824	5,564
Impairment of gas and oil properties	7,791	—	7,791	—
General and administrative	9,682	5,236	27,294	18,413
Depreciation, depletion and amortization	34,647	22,461	111,513	91,307
Accretion expense	415	—	1,420	—
Bad debts (recovery)	408	(1,256)	762	5,222
Interest expense and other	6,942	3,989	26,402	9,726
Total costs and expenses	110,715	68,663	348,924	276,132

Income before income taxes and cumulative effect of changes in accounting principles	28,712	12,467	118,683	13,136
Income tax benefit (provision):
Current	(423)	115	35	(229)
Deferred	(2,788)	(5,209)	(35,052)	(2,981)

Income before cumulative effect of changes in accounting principles	25,501	7,373	83,666	9,926
Cumulative effect of changes in accounting principles	—	—	(929)	(18,103)

Net income (loss)	$25,501	$7,373	$82,737	$(8,177)

Weighted average number of common shares outstanding:
Basic	45,693	39,285	41,260	39,217
Diluted	47,019	40,258	42,365	40,327

Income per common share before cumulative effect of changes in accounting principles
Basic	$0.56	$0.19	$2.03	$0.25
Diluted	$0.54	$0.18	$1.97	$0.25

Net income (loss) per common share
Basic	$0.56	$0.19	$2.01	$(0.21)
Diluted	$0.54	$0.18	$1.95	$(0.20)

TOM BROWN, INC. AND SUBSIDIARIES

Supplemental Financial Information (Unaudited)

Three and Twelve Months Ended December 31, 2003 and 2002

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
		(in thousands)
Reconciliation to net cash provided by operating activities:

Discretionary cash flow (1)	$82,102	$43,117	$275,344	$129,433
Exploration costs	(8,106)	(7,489)	(29,459)	(22,824)
Add back only dry hole cost	1,630	4,781	10,343	7,791
Changes in current assets and liabilities, net	1,945	1,845	(18,924)	7,162
Net cash provided by operating activities	$77,571	$42,254	$237,304	$121,562

(1)          Discretionary cash flow is presented herein because of its wide acceptance as a financial indicator of a company’s ability to internally fund exploration and development activities and to service or incur debt. Discretionary cash flow should not be considered as an alternative to net cash provided by operating activities, net income (loss) or income (loss) from continuing operations, as defined by generally accepted accounting principles. Discretionary cash flow should also not be considered as an indicator of the Company’s financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

	December 31, 2003	December 31, 2002
	(dollars in thousands)
Balance Sheet Data:

Cash and cash equivalents	$34,256	$13,555
Net working capital	18,564	(8,887)
Total assets	1,568,434	850,952
Total debt	394,080	133,172
Shareholders’ equity	812,952	563,618
Net debt/total net book capital	32%	20%

TOM BROWN, INC. AND SUBSIDIARIES

Supplemental Operational Data (Unaudited)

Three and Twelve Months Ended December 31, 2003 and 2002

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002

Production (net of royalties)
Natural Gas (Bcf)
United States	22.8	16.1	74.9	65.8
Canada	1.6	1.5	6.4	6.4
	24.4	17.6	81.3	72.2

Oil (MBbls)
United States	286.0	140.6	850.0	623.3
Canada	50.9	59.8	207.5	219.5
	336.9	200.4	1,057.5	842.8

NGLs (MBbls)
United States	291.4	252.9	1,243.0	1,189.2
Canada	51.3	48.4	201.9	193.0
	342.7	301.3	1,444.9	1,382.2

Average daily production (net of royalties)
Natural Gas (Mmcf)
United States	247.6	200.8	205.3	180.2
Canada	17.3	16.6	17.3	17.5
	264.9	217.4	222.6	197.7

Oil (Bbls)
United States	3,109	1,528	2,329	1,708
Canada	553	650	569	601
	3,662	2,178	2,898	2,309

NGLs (Bbls)
United States	3,168	2,749	3,406	3,258
Canada	558	526	553	529
	3,726	3,275	3,959	3,787

Average realized price (including effects of hedging):
Natural Gas ($/Mcf)
United States	4.11	2.59	4.01	2.10
Canada	4.96	4.15	4.78	3.04
Combined	4.16	2.73	4.07	2.19

Oil ($/Bbl)
United States	29.16	25.39	28.90	23.20
Canada	28.87	24.79	29.66	23.86
Combined	29.11	25.22	29.05	23.41

NGLs ($/Bbl)
United States	18.08	17.50	17.37	11.39
Canada	24.73	19.72	24.63	16.17
Combined	19.08	17.86	18.38	12.05